CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 33 to Registration Statement No. 333-40410 of Hartford Life and Annuity Insurance Company Separate Account Seven, on Form N-4, of our report dated April 19, 2018, relating to the statements of assets and liabilities of each of the individual sub-accounts which comprise Hartford Life and Annuity Insurance Company Separate Account Seven as of December 31, 2017, and the related statements of operations for each of the periods then ended, the statements of changes in net assets for each of the periods presented in the two years then ended, and the financial highlights in Note 6 for each of the periods presented in the five years then ended, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 19, 2018

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 33 to Registration Statement No. 333-40410 of Hartford Life and Annuity Insurance Company Separate Account Seven, on Form N-4, of our report dated April 10, 2018, related to the statutory-basis financial statements of Hartford Life and Annuity Insurance Company as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 (which report expresses an unmodified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Connecticut and expresses an adverse opinion for the statutory-basis financial statements because the financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America), appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 19, 2018